Exhibit 99.1
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NEWS RELEASE
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               Comdisco Declares Dividend To Common Stockholders

         Payment To Be Made To Contingent Distribution Rights Holders
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Rosemont, IL, August 18, 2003 - Comdisco Holding Company, Inc. (OTC: CDCO)
today announced that its Board of Directors has declared a cash dividend of $47.60 per share on the outstanding shares of its common stock, payable on September 8, 2003 to common stockholders of record on August 28, 2003. Comdisco Holding Company has approximately 4.2 million shares of common stock outstanding. Mellon Investor Services will serve as paying agent for the dividend to common stockholders. Comdisco intends to treat this distribution for income tax purposes as one in a series of liquidating distributions in complete liquidation of the company.

Comdisco's First Amended Joint Plan of Reorganization, which became effective on August 12, 2002, requires that holders of Comdisco's contingent distribution rights (OTC: CDCOR) be entitled to share in proceeds realized from the company's assets once certain minimum recovery thresholds are achieved. After giving effect to the dividend announced today and the distribution from the company's disputed claims reserve made on August 14, 2003, the present value of distributions to the company's initially allowed general unsecured creditors is approximately $3.411 billion. The recovery to such creditors has increased to approximately 94 percent, from the 89 percent recovery which was reported in the form 10-Q for the third fiscal quarter ended June 30, 2003.

The company also announced today that it will make a cash payment of $.0878 per right on the contingent distribution rights, payable on September 8, 2003 to contingent distribution rights holders of record on August 28, 2003. The cash payment has been computed in accordance with the Plan, and is as a result of the increased recovery to initially allowed general unsecured creditors. The Company has approximately 152.8 million contingent distribution rights outstanding. Mellon Investor Services will serve as paying agent for the distribution to contingent distribution rights holders. The aggregate cash payment to a particular holder of record of contingent distribution rights will be rounded to the nearest $0.01 (up or down), with $0.005 being rounded down.

About Comdisco
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The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Within the next few years, it is anticipated that the company will have reduced all of its assets to cash and made distributions of all available cash to its common stock and contingent distribution rights holders in the manner and priorities set forth in the Plan. At that point, it is expected that the company will cease operations as a going concern and that no further distributions will be made.

Rosemont, IL-based Comdisco (www.comdisco.com) provided equipment leasing and technology services to help its customers maximize technology functionality and predictability, while freeing them from the complexity of managing their technology. Through its former Ventures division, Comdisco provided equipment leasing and other financing and services to venture capital backed companies.

Safe Harbor
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The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: uncertainties related to the company's bankruptcy plan of reorganization; the company's limited business purpose and the inherent uncertainty of its limited business plan; continuing volatility in the equity markets, which can affect the availability of credit and other funding sources to the high technology sector companies in the Ventures portfolio, resulting in the inability of those companies to satisfy their obligations in a timely manner and an increase in bad debt experience beyond current reserves; the company's significant exposures to companies in the telecommunications, electronics, and other high technology industries that have been severely negatively impacted by the recent economic downturn; exposure to customer concentration risk; and exposure to foreign exchange rate fluctuations. Other risk factors are listed from time to time in the company's SEC reports, including, but not limited to, the reports on Form 10-K for the fiscal year ended September 30, 2002, Form 10-Q for the quarter ended December 31, 2002, Form 10-Q for the quarter ended March 31, 2003 and Form 10-Q for the quarter ended June 30, 2003. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
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Mary Moster
(847) 518-5147
mcmoster@comdisco.com